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Rand Worldwide, Inc.

(Name of Registrant as Specified in Its Charter)

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RAND WORLDWIDE, INC.

11201 DOLFIELD BOULEVARD, SUITE 112

OWINGS MILLS, MARYLAND 21117

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 2, 2015

To the Stockholders of Rand Worldwide, Inc.:

The Annual Meeting of Stockholders of Rand Worldwide, Inc. (the “Company”) will be held at the Company’s offices located at 11201 Dolfield Boulevard, Suite 112, Owings Mills, MD 21117 on Monday, February 2, 2015 at 10:00 a.m., local time, for the following purposes:

1.	To elect as directors the four nominees named in the enclosed proxy statement and the form of proxy to serve for the ensuing year and until the election and qualification of their successors;

2.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed December 4, 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. We ask for your support and encourage you to attend the Annual Meeting. On behalf of the Board of Directors, we urge you to sign, date, and return the accompanying proxy card as soon as possible, even if you plan to attend the Meeting. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important regardless of the number of shares that you own.

This proxy statement is accompanied by the Company’s Annual Report on Form 10-K for the year ended June 30, 2014.

By Order of the Board of Directors,

Lawrence Rychlak	John Kuta
Chief Executive Officer	Secretary

Owings Mills, MD

December 30, 2014

IMPORTANT—YOUR PROXY IS ENCLOSED

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND MAIL THE ACCOMPANYING FORM OF PROXY TO THE COMPANY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

Important Notice Regarding the Availability of Proxy Materials

For the Stockholder Meeting to be Held on February 2, 2015:

The enclosed Proxy Statement, the enclosed form of Proxy, and Rand Worldwide, Inc.’s Annual Report on Form 10-K are available at http://annualmeeting.rand.com.

Information on this website, other than this Proxy Statement, is not a part of this Proxy Statement.

RAND WORLDWIDE, INC.

11201 DOLFIELD BOULEVARD, SUITE 112

OWINGS MILLS, MARYLAND 21117

(410) 581-8080

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Rand Worldwide, Inc. (the “Company”) in connection with its Annual Meeting of Stockholders to be held on Wednesday, February 2, 2015 at 10:00 a.m., local time, at its headquarters located at 11201 Dolfield Boulevard, Suite 112, Owings Mills, MD 21117, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying notice of the meeting. The cost of soliciting proxies will be borne by the Company. In addition to solicitations by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone, facsimile, or e-mail. No additional remuneration will be paid to officers, directors or regular employees who solicit proxies. The Company may reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals. The approximate date on which this proxy statement and form of proxy will be mailed to stockholders is December 30, 2014.

As used in this proxy statement, the terms “the Company”, “Rand Worldwide”, “we”, “us”, and “our” refer to Rand Worldwide, Inc. and its consolidated subsidiaries unless the context clearly requires otherwise.

The Board of Directors has fixed the close of business on December 4, 2014 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the meeting. As of the Record Date, there were outstanding 29,242,277 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), 384,495 shares of Series D Convertible Preferred Stock and 777 shares of Series E Convertible Preferred Stock (the shares of Series D Convertible Preferred Stock and Series E Convertible Preferred Stock are sometimes collectively referred to as the “Outstanding Preferred Shares”). As of the Record Date, the outstanding shares of Series D Convertible Preferred Stock and Series E Convertible Preferred Stock are convertible into 769,630 and 1,195,385 shares of Common Stock, respectively. The terms of the Outstanding Preferred Shares entitle the holders thereof to vote together with holders of our Common Stock, as a single class, on any matter submitted to holders of our Common Stock, on an as converted basis.

As to all matters that may properly come before the Annual Meeting, including the election of directors, each record holder of Common Stock as of the Record Date is entitled to one vote for each share of Common Stock held, and each record holder of the Outstanding Preferred Shares is entitled to one vote for each share of Common Stock into which the holder’s Outstanding Preferred Shares are convertible as of the Record Date. Shares of Common Stock and the Outstanding Preferred Shares may be voted in person or by proxy. If you hold your shares in a stock brokerage account or if your shares are held by a bank or other nominee (that is, in street name), you cannot vote your shares at the Annual Meeting by returning a proxy card directly to the Company and you cannot vote your shares at the Annual Meeting in person unless you obtain a “legal proxy” from your broker, bank or other nominee that entitles you to vote in person. If you want to vote your shares, you must either provide voting instructions to your broker, bank or other nominee or you should by following the instructions provided by your broker, bank or nominee when it sends this proxy statement to you or request a legal proxy from your broker, bank or other nominee so that you may vote in person.

A quorum for the Annual Meeting consists of a majority of the sum of (i) the shares of Common Stock outstanding as of the Record Date and (ii) the shares of Common Stock into which the Outstanding Preferred Shares may be converted as of the Record Date, in each case that are present at the meeting in person or by proxy and entitled to vote.

All properly executed proxies received pursuant to this solicitation will be voted as directed by the stockholder on the proxy card. If no direction is given, it is the present intention of the proxies named in the accompanying form of proxy to vote the shares represented thereby for the election as directors of the four nominees listed above and in their discretion with respect to any other matter that may properly come before the meeting. If, due to unforeseen contingencies, any of the nominees designated above shall not be available for election, the proxies named in the accompanying form of proxy reserve the right to vote the shares represented thereby for such other person or persons as may be nominated for director by the Board, if any, so as to provide a full Board. The Company has no reason to believe that any nominee will be unable to serve if elected.

Stockholders who do not plan to attend the Annual Meeting are urged to complete, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. A prompt response is helpful and your cooperation will be appreciated.

Proxies may be revoked at any time before a vote is taken or the authority granted is otherwise exercised. Revocation may be accomplished by: (i) giving written notice to the Secretary of the Company at the Company’s address listed above; or (ii) giving written notice to the Secretary in person at the Annual Meeting. Any stockholder who attends the Annual Meeting and revokes his/her proxy may vote in person. However, attendance by a stockholder at the 2014 Annual Meeting alone will not have the effect of revoking a stockholder’s validly executed proxy.

RECENT CORPORATE HISTORY OF THE COMPANY AND CHANGE OF CONTROL

On November 3, 2014, the Company completed an issuer tender offer (the “Tender Offer”) pursuant to which it purchased 25,849,945 shares of Common Stock from existing stockholders at a price of $1.20 per share. The funds used to purchase shares in the Tender Offer came from a combination of the Company’s available cash and the proceeds of a $21 million term loan facility (the “Term Loan”) made to the Company, Rand Worldwide Foreign Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and Rand Worldwide Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, as borrowers, by JPMorgan Chase Bank, N.A.

In a separate transaction, 3K Limited Partnership, of which Peter H. Kamin is the managing partner, purchased 9,000,000 shares of Common Stock from RWWI Holdings, LLC, which was, at that time, the Company’s majority stockholder.

The result of these two transactions was that Mr. Kamin became, through his beneficial ownership of 16,869,215 shares of Common Stock, or 57.6% of the outstanding shares of Common Stock, the majority owner of Rand Worldwide.

ELECTION OF DIRECTORS

At the 2014 Annual Meeting, stockholders will be asked to elect the four directors identified below to hold office for the ensuing year and until their successors are duly elected and qualified. Each of the nominees is a current director of the Company who is standing for re-election. Messrs. Kamin and Rychlak were previously elected by stockholders, and Messrs. Livingston and Schneider were elected by the Board of Directors on November 10, 2014. Messrs. Livingston and Schneider were recommended for election by Mr. Kamin. Information about the four director nominees, including their names, ages as of the Record Date, and principal occupations and business experience for the past five years, is set forth below. The Company’s President and Chief Executive Officer is a director nominee.

Name	Age	Director Since
Peter H. Kamin	52	March 2012
Philip B. Livingston	57	November 2014
Lawrence Rychlak	58	September 2013
David Schneider	42	November 2014

PETER H. KAMIN — Mr. Kamin joined the Board of Directors in March 2012. He is the founder and Managing Partner of 3K Limited Partnership. For the previous 11 years, Mr. Kamin was a founding member and Managing Partner of ValueAct Capital. Prior to founding ValueAct Capital in 2000, Mr. Kamin founded and managed Peak Investment L.P. Peak was a limited partnership, organized to make investments in a select number of domestic public and private companies. Mr. Kamin is presently a Director of Ambassadors Group, Inc., MAM Software Group, Inc., Tile Shop Holdings and several privately held companies. Mr. Kamin has previously served as a Director of a number of public and private companies. Mr. Kamin holds a BA from Tufts University and an MBA from Harvard’s Graduate School of Business.

PHILIP B. LIVINGSTON — Mr. Livingston was elected to the Board of Directors on November 10, 2014. He has served as Interim Chief Executive Officer and a director of Ambassadors Group, Inc., a provider of educational travel experiences and online education research materials, since May 2014. Prior to joining Ambassadors Group, Mr. Livingston was Chief Executive Officer of LexisNexis Web Based Marketing Solutions until October 2013. He joined LexisNexis in April 2009 as Senior Vice President of Practice Management and served in executive management positions from April 2009 to October 2013. Mr. Livingston has, in the past, served as Chief Financial Officer for Celestial Seasonings, Inc., Catalina Marketing Corporation and World Wrestling Entertainment. From 1999 to 2003 he served as President of Financial Executives International, the leading professional association of chief financial officers and controllers. In that role he led the organization’s support of regulatory and corporate governance reforms culminating in the Sarbanes-Oxley Act. In the past, he has served on numerous public and private company boards including Broadsoft Corporation, Insurance Auto Auction, Cott Corporation, MSC Software and Seitel Inc.

LAWRENCE RYCHLAK — Mr. Rychlak joined the Board of Directors in September 2013. Mr. Rychlak was hired by Avatech in May 2005 as Chief Financial Officer and was appointed President in October 2009. Following the Merger, Mr. Rychlak continued as the President and Chief Financial Officer of Rand Worldwide, Inc. Prior to joining the Company, he worked for Environmental Elements Corporation, where he served as interim president and Senior Vice President and Chief Financial Officer from 2001 to May 2005. Mr. Rychlak’s background also includes several senior financial positions in both for profit and not-for-profit organizations, business consulting with a regional consulting firm and eight years with an international accounting and consulting firm. He is a Certified Public Accountant and holds a Bachelor of Arts degree in Accounting and a Master’s degree in Business Administration from Loyola University Maryland.

DAVID SCHNEIDER — Mr. Schneider joined the Board of Directors on November 10, 2014. He is a Partner of 3K Limited Partnership with 20 years of business experience including 15 years in private equity and debt investing. Prior to joining 3K, for over twelve years Mr. Schneider was with Main Street Resources, a middle market private equity firm. As a Partner with Main Street, Mr. Schneider was responsible for all facets of the firm’s activities including fund raising, deal sourcing and execution, and worked closely with the firm’s portfolio companies at the board and management level. Prior to Main Street, he spent time with J.H. Whitney & Co., an alternative asset investment firm, and MCG Global, a boutique merchant banking firm. Mr. Schneider started his career with Price Waterhouse LLP. He is a Certified Public Accountant and holds a BS from Bryant College and an MBA from Bentley College. Mr. Schneider is presently a Director of The Roberts Company and has served as Director/Advisor for over a dozen companies including Glass America, Morgan Contracting, Vertex Fasteners, Sage Parts Plus, Black Clawson, and Midasco.

Vote Required

Directors are elected by a plurality of the votes cast. Accordingly, if a quorum is present, a director nominee will be elected if he or she receives the most votes cast on his or her election. Abstentions, withheld votes, and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will have no effect on the outcome of the vote.

Board Recommendation

The Board of Directors unanimously recommends that you vote “FOR” the election of each nominee named above.

Qualifications of Director Nominees

The following table lists the specific experience, qualifications, other attributes and skills of each of the director nominees that led the Board of Directors to determine that such persons should serve on the Board.

Director	Skills/Qualifications

Peter H. Kamin	Founder of ValueAct Capital, a venture capital firm; Founded and managed Peak Investment L.P. a limited partnership, organized to make investments in a select number of domestic public and private companies; Holds B.A. and MBA degrees.

Philip B. Livingston	Business and Finance experience gained over 30 years of experience; Previous senior executive experience in a variety of private and public companies and several positions on Boards of Directors; B.A. in Business Management; B.S. degree in Government and Politics; MBA in Finance and Accounting.

Lawrence Rychlak	Business and Finance experience gained over 35 years of experience; Previous senior executive experience in a variety of private and public companies; B.A. degree in Accounting, MBA and a Certified Public Accountant.

David Schneider	Business experience includes directorships on over a dozen companies, significant private equity experience with several firms and currently a partner in 3K Limited Partnership; A strong background in finance including Big Four international accounting experience; B.S. and MBA degrees.

CORPORATE GOVERNANCE

The Board of Directors periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency, and complies with the laws, rules and regulations that govern the Company’s operations in all material respects.

Committees and Meetings of the Board of Directors

Board of Directors — During the fiscal year ended June 30, 2014, the Board of Directors held four meetings. During the period he served, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board held during the year and (ii) the total number of meetings held by all committees on which the director served during such year. Directors are not required to attend the Annual Meeting of Stockholders but all persons who were serving as directors at the time of the 2013 Annual Meeting of Stockholders attended that meeting.

Following the completion of the Tender Offer on November 3, 2010 and in accordance with its planned reorganization, Richard Charpie, Marc L. Dulude, Manu Parpia and Charles D. Yie resigned from the Board of Directors. In addition, the size of the Board was reduced from six to four, and Messrs. Livingston and Schneider were elected to the Board on November 10, 2014 to fill the resulting vacancies. During the fiscal year ended June 30, 2014 and until November 3, 2014, the Board had established a separately-designated Audit Committee and a separately-designated Compensation Committee. The reconstituted Board determined, given its small size and the fact that all but one of the current directors is independent, that the Company would be best served by dissolving those committees and having the full Board of Directors oversee those committee functions directly. Thus, all business that would have previously come before the Audit Committee and Compensation Committee come before the full Board for consideration. Information regarding the former Audit Committee and Compensation Committee is provided below.

Audit Committee — Prior to November 2014, the Company’s Board maintained a separately-designated standing Audit Committee, consisting of Charlie Yie (Chair) and Peter H. Kamin, that was appointed by the Board to oversee the Company’s accounting, financial reporting and internal control functions and the audit of the Company’s financial statements. The Audit Committee’s responsibilities included, among others, direct responsibility for hiring, firing, overseeing the work of and determining the compensation for the Company’s independent registered public accounting firm, which reported directly to the Audit Committee. The Board determined that Mr. Yie satisfied the definition of “audit committee financial expert” contained in Item 407 of Regulation S-K adopted by the Securities and Exchange Commission (the “SEC”), and also determined that Mr. Kamin satisfies the definition of “audit committee financial expert”. The Audit Committee adopted a written charter, which is available on the Company’s Internet website at www.rand.com. During the fiscal year ended June 30, 2014, the Audit Committee met four times. As noted above, the full Board of Directors now functions as the Audit Committee.

Nominating Committee — The full Board of Directors acts as a nominating committee for the selection of nominees for election as directors (see “Director Recommendations and Nominations” below). The Board met in this capacity one time during fiscal year 2014. In fulfilling its nominating function, the Board does not operate under a separate charter.

Compensation Committee — Prior to November 2014, Messrs. Yie and Parpia were appointed to serve as the members of the Compensation Committee. The Compensation Committee was charged with reviewing and determining the compensation of the Chief Executive Officer and the other members of the senior management of the Company, subject to approval from the full Board. On an annual basis, the Chief Executive Officer evaluates the compensation of the senior management team based on their performance and peer comparisons and makes recommendations to the Compensation Committee as to the compensation level for those positions for the coming year. During the fiscal year ended June 30, 2014, the Compensation Committee held one official meeting and did not operate under a written charter. As noted above, the full Board of Directors now functions as the Compensation Committee.

Director Independence

The Board has determined that (i) each of Messrs. Kamin, Livingston and Schneider is an “independent director” as defined by Rule 5605(a)(2) of The NASDAQ Stock Market Rules (the “NASDAQ Rules”), and (ii) Mr. Kamin satisfies the audit committee independence standards of NASDAQ Rule 5605(c)(2). The Board determined that, during their periods of service, (x) each of Mr. Charpie, Mr. Parpia, who served on the Compensation Committee, and Mr. Yie, who served on the Compensation Committee, was an “independent director” as defined by NASDAQ Rule 5605(a)(2), and (y) each of Messrs. Parpia and Yie, who served on the Audit Committee, satisfied the audit committee independence standards of NASDAQ Rule 5605(c)(2). Mr. Rychlak is not an “independent director” because he is the chief executive officer of the Company, and Mr. Dulude was not an “independent director” because he served as the Company’s chief executive officer.

Board Leadership and Role in Risk Oversight

The Board believes that effective board leadership structure can depend on the experience, skills, and personal interaction between persons in leadership roles and the needs of the Company at any point in time.

The Board fulfills a significant role in the oversight of risk in the Company and is responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. The Board believes that this division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s Board leadership structure supports this approach. To this end, the Board has separated the positions of chairman of the Board and chief executive officer and filled the position of chairman with an independent director. The foregoing structure is not mandated by any provision of law or our Charter or Bylaws, but the Board believes that this governance structure provides the best balance between the Board’s independent authority to oversee our business and the chief executive officer’s management of our business on a day-to-day basis.

The Board receives periodic reports from management regarding the most significant risks facing our Company. The Board meets at least every quarter to review the operations of the Company, its financial results and any items of strategic importance or significant risk. Prior to November 3, 2014, the Audit Committee met regularly with the Company’s independent registered public accounting firm to receive reports on the results of the audited financial statements and to review and approve all major regulatory filings. Also prior to November 3, 2014, the Compensation Committee established and oversaw the Company’s executive compensation programs and periodically reviewed these programs to determine whether they present any significant risks to the value of the Company. As discussed above, these committee functions are now handled by the full Board of Directors.

Compensation of Directors

The full Board is responsible for establishing compensation policies and setting directors’ compensation. Prior to November 3, 2014, the Board’s separately-designated Compensation Committee established and oversaw these policies. The following table provides information about the compensation paid to or earned by the Company’s directors during fiscal year 2014 who are not named executive officers (as defined below in the section entitled, “EXECUTIVE COMPENSATION”). Information regarding directors who are also named executive officers is presented in the Summary Compensation Table that is provided later in this proxy statement. Information with respect to Messrs. Charpie and Yie is not included because they waived receipt of, and did not receive, any compensation, in any form, from the Company during fiscal year 2014.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1, 2)	All Other Compensation ($)(3)	Total ($)
Peter H. Kamin	15,000	0	4,380	0	19,380
Manu Parpia	14,500	0	4,380	6,032	24,912

(1)	The value of each equity award reflects the aggregate grant date fair value of that award computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718, “Accounting for Stock Compensation”. See Note 1 to the consolidated audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended June 30, 2014 regarding the assumptions underlying the valuation of equity awards.
(3)	At June 30, 2014, outstanding stock options held by Mr. Kamin and Mr. Parpia were options to purchase 36,000 and 40,200 shares, respectively.
(4)	Amounts represent travel reimbursements for attending Board and other Company meetings.

Until November 10, 2014, the Board Compensation Plan provided that non-employee members of the Board of Directors receive an annual salary of $10,000, payable in quarterly installments, as well as $1,000 for each meeting attended. The Chair of the Compensation Committee was to receive an additional $2,500 per year, paid in quarterly installments, for performing his duties and the Audit Committee Chair was to receive an additional annual salary of $24,000, also paid in quarterly installments. Non-employee members of the Board were to receive an additional $500 for each committee meeting which lasted more than 30 minutes. Directors had the right to elect to receive $1.20 worth of stock in lieu of each dollar of cash compensation. Directors were also eligible to participate in the Company’s Omnibus Equity Compensation Plan. Each non-employee director also received an initial grant of an option to purchase 18,000 shares of Common Stock upon joining the Board, one-third of which vests immediately and the remainder vests in equal installments on the first and second anniversary of the grant date. At the end of each fiscal year, non-employee directors were granted immediately vested options to purchase 6,000 shares of stock. The exercise price of all non-employee director stock options and the value of stock granted in lieu of cash compensation is the closing price of a share of the Common Stock on the last business day before the options are granted or shares of stock are issued.

On November 10, 2014 the Board Compensation Plan was changed to provide that each non-employee member of the Board will receive an annual salary of $40,000 and the Board Chair will receive total annual compensation of $120,000 with no additional payments. Each non-employee director will continue to receive the initial and annual stock option awards that were provided under the previous plan.

Directors who also serve as employees of the Company do not receive separate remuneration for service on the Board.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees, including its principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions. The Code of Ethics is posted on the Company’s Internet website at http://www.rand.com. In the event of an amendment to, or a waiver from, a provision of the Company’s Code of Ethics that applies to any of the Company’s principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, the Company intends to promptly disclose such amendment or waiver on its Internet website.

Director Recommendations and Nominations

Director candidates may come to the attention of the Board of Directors from any number of sources, including current directors, executive officers or other persons. The Board does not have a formal policy under which it considers the diversity of candidates for directorship when making nominations. The Board periodically reviews its list of candidates available to fill vacancies and researches and evaluates, among other things, the talent, skills, financial and business experience and expertise of the candidate, his or her independence from the Company, and his or her general background. In addition, the Board assesses whether any vacancies are expected due to retirement or otherwise and the need for particular expertise on the Board. Historically, the Board has generally sought to choose individuals that have skills, education, experience and other attributes that will complement and/or broaden the strengths of the existing directors.

The Board will consider a candidate recommended by a stockholder and, in doing so, will apply these same methods and criteria to any such recommendation. It should be noted, however, that a stockholder recommendation is not a nomination, and there is no guarantee that a candidate recommended by a stockholder will be approved by the Board of Directors. A stockholder who desires to nominate a candidate for election may do so only in accordance with Section 5(c) of Article III of the Company’s By-Laws, a copy of which may be obtained from the Secretary of the Company or from the Company’s filings with the SEC.

Communications with the Board

Any stockholder desiring to contact the Board, or any specific director(s), may send written communications to: Board of Directors (Attention: (Name(s) of director(s), as applicable)), c/o the Company’s Secretary, 11201 Dolfield Boulevard, Suite 112, Owings Mills, Maryland 21117. Any proper communication so received will be processed by the Secretary. If it is unclear from the communication received whether it was intended or appropriate for the Board, the Secretary (subject to any applicable regulatory requirements) will use his judgment to determine whether such communication should be conveyed to the Board or, as appropriate, to the member(s) of the Board named in the communication.

Family Relationships

There are no family relationships among our directors and/or executive officers.

Indemnification Agreements

The Company has entered into indemnification agreements (the “Indemnification Agreements”) with each of its directors (each, an “Indemnitee” and collectively, the “Indemnitees”). Under the Indemnification Agreements, the Company agreed to indemnify each Indemnitee to the fullest extent permitted by law against any liability arising out of the Indemnitee’s performance of his or her duties to the Company. The indemnification provided by the Indemnification Agreements is in addition to the indemnification required by the Company’s bylaws and applicable law. Among other things, each Indemnification Agreement indemnifies the Indemnitee (and under certain circumstances, investment funds affiliated with the Indemnitee) against certain expenses (including reasonable attorneys’ fees) incurred by the Indemnitee in any action or proceeding, including any action by or in the right of the Company, arising out of the Indemnitee’s service to the Company or to any other entity to which the Indemnitee provides services at the Company’s request. Further, each Indemnification Agreement requires the Company to advance funds to the Indemnitee to cover any expenses the Indemnitee incurs in connection with any proceeding against the Indemnitee as to which the Indemnitee could be indemnified. Each of the director nominees is an Indemnitee.

BENEFICIAL OWNERSHIP OF VOTING SECURITIES OF RAND WORLDWIDE, INC.

The following table shows information known by the Company, as of the Record Date, with respect to the beneficial ownership of the Company’s voting securities by (i) each person or group of persons, other than directors, director nominees, and named executive officers of the Company, to beneficially own more than 5% of the Company’s voting securities, (ii) each of the Company’s current directors, director nominees, and named executive officers, and (iii) all of the current directors, director nominees, and executive officers as a group. Generally, a person “beneficially owns” voting securities if that person has or shares with others the right to vote those securities or to invest (or dispose of) those securities, or if that person has the right to acquire such voting or investment rights, within 60 days of the Record Date (such as by exercising stock options or similar rights). The percent of class owned by each such person is calculated by dividing the number of voting securities beneficially owned by each person by the total number of voting securities actually outstanding on the Record Date. To the Company’s knowledge, subject to community property laws where applicable, the persons named in this table have sole voting and investment power with respect to all shares of the voting securities shown as beneficially owned by them.

	Common Stock		Series D Convertible Preferred Stock		Series E Convertible Preferred Stock
	Shares Beneficially Owned	Percent of Class	Shares Beneficially Owned	Percent of Class	Shares Beneficially Owned	Percent of Class
Directors, Director Nominees and Named Executive Officers
Peter H. Kamin(1)	16,869,215	57.6%	—	—	—	—
Lawrence Rychlak(2)	945,562	3.1%	—	—	25	3.4%
John Kuta(3)	139,275	*	—	—	—	—
Philip Livingston(4)	18,000	*	—	—	—	—
David Schneider(4)	18,000	*	—	—	—	—
Marc Dulude	-0-	*	—	—	—	—
Robert Heeg	-0-	*	—	—	—	—
All current directors, director nominees, and executive officers as a group (a total of 7 persons):	17,990,052	59.2%	—	—	25	3.4%
5% Holders
Rand Acquisition, LLC(5)	9,000,000	16.7%	—	—	—	—

*	Less than one percent.

(1)	The amount reported for Mr. Kamin includes (a) 9,000,000 shares of Common Stock held by Rand Acquisition, LLC, which is majority owned by Mr. Kamin; (b) 1,196,219 shares of Common Stock held by 3K Limited Partnership, whose managing partner is Mr. Kamin; (c) 832,635 shares of Common Stock held by the Peter H. Kamin Children’s Trust of which Mr. Kamin serves as trustee, and (d) 36,000 shares of Common Stock subject to exercisable options held by Mr. Kamin.
(2)	The amount reported for Mr. Rychlak includes 907,100 shares of Common Stock subject to exercisable options and 38,462 shares of Common Stock issuable upon conversion of shares of Series E Convertible Preferred Stock.
(3)	Mr. Kuta serves as the Company’s Vice President and Chief Financial. The amount shown for Mr. Kuta is comprised of 139,275 shares of Common Stock subject to exercisable options.
(4)	The amounts shown for Messrs. Livingston and Schneider represent shares of Common Stock subject to options.
(5)	The shares reported for Rand Acquisition, LLC are also included in the amount reported for Peter H. Kamin above. Rand Acquisition, LLC’s address is One Avery Street, Boston MA 02111.

EXECUTIVE OFFICERS

Set forth below is information with respect to the individuals who serve as the executive officers of the Company.

Name	Age	Position
Lawrence Rychlak	58	President and Chief Executive Officer
John Kuta	41	Vice President and Chief Financial Officer

Lawrence Rychlak — Mr. Rychlak became President and Chief Executive Officer on November 10, 2014 following the completion of the Company’s Tender Offer. Information about Mr. Rychlak, including his business experience during the past five years, is set forth above under the heading “ELECTION OF DIRECTORS”.

John Kuta — Mr. Kuta became Vice President and Chief Financial Officer on November 10, 2014. Mr. Kuta was hired by the Company in January 2005 to serve as Director of Finance and was promoted to Corporate Controller in August 2007. In early 2011, Mr. Kuta was promoted to Vice President of Finance and Controller. Prior to joining the Company, Mr. Kuta worked for American Express Tax & Business Services, the CPA firm of Walpert & Wolfpoff and as an internal auditor for Carefirst of Maryland. Mr. Kuta holds a Bachelor of Science degree in Accounting from Towson University and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

The following table provides detailed information about the remuneration (for services in all capacities) awarded to, earned by, or paid during the last two fiscal years to (i) the individual who served as the Company’s principal executive officer during fiscal year 2014 (the “PEO”), (ii) the Company’s two most highly compensated executive officers other than the PEO who were serving as executive officers as of June 30, 2014 and who earned more than $100,000 during fiscal year 2014, and (iii) up to two additional individuals for whom information would have been disclosed pursuant to the preceding item (ii) but for the fact that such individuals were not serving as executive officers as of June 30, 2014 (collectively, the “named executive officers”). The Board has determined that Mr. Rychlak, the Company’s PEO, Mr. Kuta, the Company’s chief financial officer, Marc L. Dulude, who served as the Company’s PEO until November 3, 2014, and Robert F. Heeg, who served as the Company’s executive vice president until September 2013, constitute the “named executive officers” for purposes of this proxy statement.

SUMMARY COMPENSATION TABLE

Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Lawrence Rychlak President and Chief Executive Officer	2014 2013	260,068 248,333	162,532 42,259	68,245 0	0 0	7,757 9,547	498,602 299,139

John Kuta Vice President and Chief Financial Officer	2014 2013	149,667 145,467	50,010 12,386	22,655 0	0 0	6,482 6,459	228,814 164,312

Marc L. Dulude Former Chief Executive Officer	2014 2013	313,919 299,833	259,142 75,410	136,490 0	0 0	7,858 10,262	717,309 385,505

Robert F. Heeg Former Executive Vice President	2014 2013	0 238,750	0 40,802	0 0	0 0	0 24,412	0 303,964

(1)	For purposes of this table, the value of each equity award reflects the aggregate grant date fair value of that award computed in accordance with FASB ASC Topic 718, “Accounting for Stock Compensation”. See Note 1 to the consolidated audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended June 30, 2014 regarding the assumptions underlying the valuation of equity awards.
(2)	Amount represents employer matching contributions under the Company’s 401(k) plan and an annual $14,400 automobile allowance for Mr. Heeg. Mr. Heeg served as the Company’s Executive Vice President until September 2013.

Executive Compensation Philosophy and Employment Arrangements with Named Executive Officers

Compensation Philosophy

Until November 3, 2014, the Board’s Compensation Committee was charged with establishing and overseeing executive compensation. Now, these responsibilities are handled by the full Board. The Board understands and values the vital impact that executive management has in achieving success for the Company and the creation of stockholder value, and it recognizes the highly competitive environment in which the Company must compete for top-level executive management. The overall objective in establishing executive compensation is to ensure that the Company can attract, retain, motivate and reward a high caliber, high performing executive team, which is continually focused on achieving long-term stockholder value. The Board believes that the Company’s compensation program offers a competitive compensation package to all executive employees that takes into account both individual contributions and corporate performance. The Chief Executive Officer plays a role in recommending incentive plan compensation awards to the Board and also serves as a director and votes on compensation matters of the senior management, except for his own compensation.

The Board seeks to accomplish its goals by paying competitive base salaries augmented with performance-based incentives, and securing these benefits and the employment of the executives through written employment agreements when appropriate. Short-term compensation includes both base salary and performance-based cash bonus opportunities, while long-term incentives are generally in the form of equity based awards, with or without performance features. Both cash bonuses and long-term incentive plans align management’s interests with stockholders by incenting earnings growth and providing significant equity interest in the Company.

Base salaries are set at levels intended to foster career development among executives, consistent with the long-term nature of the Company’s business objectives. In setting base salary levels, consideration is given to salary levels paid to executives holding similar positions at other comparable organizations. Annual salary adjustments are determined after considering the executive’s performance during the immediately preceding year.

Employment Arrangements with Named Executive Officers

Mr. Rychlak is a party to an employment agreement with the Company. This agreement entitles him to an annual base salary that is currently set at $290,000 plus an annual bonus targeted at $210,000 for fiscal year 2015, based on his achievement of certain performance goals established from time to time, and subject to annual review by the Compensation Committee. The agreement also entitles Mr. Rychlak to participate in any long term incentive plan that may be adopted by the Board. Mr. Rychlak is also entitled to participate in the Company’s benefit programs to the same extent as, and subject to the same terms, conditions and limitations applicable to, other employees of the Company, including 401(k) plan participation, life, health, dental, accident and short term and long term disability insurance. The effective date of his agreement is November 1, 2014 and the agreement may be terminated by the Company or Mr. Rychlak at any time without prior notice. If the Company terminates the agreement without “Cause” (as defined in the agreement) or in the event of Mr. Rychlak’s death or disability, then Mr. Rychlak is entitled to salary and benefits continuation for a period of twenty four (24) months provided that he (or his estate, as the case may be) executes and delivers a release and waiver of claims acceptable to the Company within twenty eight (28) days of the termination. The Company will be deemed to have terminated Mr. Rychlak without “Cause” if Mr. Rychlak terminates his agreement and any of the following events occur and the Company does not take action to remedy such event within 30 days of receiving notice from Mr. Rychlak of such event: (i) the Company substantially reduces or diminishes Mr. Rychlak’s duties and responsibilities without Cause; (ii) the Company reduces Mr. Rychlak’s base salary (other than in connection with a proportional reduction of the base salaries of a majority of the executive employees of the Company); or (iii) the Company permanently relocates Mr. Rychlak without his written consent to another primary office unless Mr. Rychlak’s primary office following such relocation is within 25 miles of his primary office immediately before the relocation or his permanent residence immediately prior to the date of his relocation. If Mr. Rychlak is terminated by the Company with Cause or if Mr. Rychlak voluntarily resigns, then he is entitled only to the amount owed for work done prior to the termination or resignation. In connection with his employment agreement, Mr. Rychlak executed an Employee Confidentiality, Assignment of Inventions, Non-Competition and Non-Solicitation Agreement (the “Confidentiality Agreement”) pursuant to which he agreed, among other things, not to compete with the Company or any of its affiliates, during the term of his employment or for a period of twelve months following his termination.

Mr. Dulude resigned on November 3, 2014. During his term of service, he was party to an employment agreement with the Company that entitled him to an annual base salary that was set at $319,000 plus an annual bonus targeted at $228,000 for fiscal year 2014, based on his achievement of certain performance goals established from time to time, and subject to annual review by the Compensation Committee. The agreement also entitled Mr. Dulude to participate in any long term incentive plan that may be adopted by the Board. Mr. Dulude was also entitled to participate in the Company’s benefit programs to the same extent as, and subject to the same terms, conditions and limitations applicable to, other employees of the Company, including 401(k) plan participation, life, health, dental, accident and short term and long term disability insurance. The agreement provided that if the Company were to terminate the agreement without “Cause” (as defined in the agreement) or in the event of Mr. Dulude’s death or disability, then Mr. Dulude would be entitled to salary and benefits continuation for a period of twelve (12) months provided that Mr. Dulude (or his estate, as the case may be) executed and delivered a release and waiver of claims acceptable to the Company within twenty eight (28) days of the termination. If Mr. Dulude were terminated by the Company with Cause or if Mr. Dulude were to voluntarily resign, then his agreement provided that he would be entitled only to the amount owed for work done prior to the termination or resignation. In connection with his employment agreement, Mr. Dulude executed a Confidentiality Agreement pursuant to which he agreed, among other things, not to compete with the Company or any of its affiliates, during the term of his employment or for 12 months thereafter. In connection with his resignation, Mr. Dulude received severance in the form of continued base salary for 12 months and the costs associated with continuing his employee benefits during such 12-month period, including medical coverage under the Company’s insurance plans.

Mr. Heeg was terminated in September 2013. Under the terms of his employment agreement, dated May 7, 2008, and in connection with the termination of his employment, Mr. Heeg received severance in the form of continued base salary for 12 months and the costs associated with continuing his employee benefits during such 12-month period, including medical coverage under the Company’s insurance plans. At the time of his termination, Mr. Heeg’s base salary was $238,750 per year.

Executive Bonuses

The Company maintains an Annual Cash Bonus Plan which is designed to pay out cash bonuses based on the achievement of pre-established levels of annual earnings before interest, taxes, depreciation and amortization (“EBITDA target”). For the year ended June 30, 2014, management exceeded the EBITDA threshold established by the Board and Messrs. Dulude, Rychlak and Kuta and were awarded bonuses of $259,042, $162,532 and $50,010, respectively.

Long-Term Incentive Compensation/Equity Based Awards

The Board believes that equity based compensation is among the most effective means of creating a long-term link between the interests of the Company’s stockholders and the performance of our organization and its executive team. Vesting schedules for equity based awards also encourage officer retention. To further this objective, the Company adopted the Omnibus Equity Compensation Plan (the “Omnibus Plan”) that was presented to, and approved by, its shareholders at the Company’s 2012 Annual Meeting of Stockholders. The Company previously maintained its 2002 Option Plan and the Avatech Solutions, Inc. Restricted Stock Award Plan but those Plans terminated in 2012, but stock options granted under that plan were outstanding at June 30, 2014.

Under the Omnibus Plan, the Board may award, and executives are eligible to receive, the following: (i) options to purchase shares of Common Stock at a price equal to the fair market value of a share of Common Stock on the date of grant; (ii) shares of Common Stock that may be subject to restrictions on transfer pending the vesting of those awards; (iii) stock units, which are similar to a stock award, except that no shares of Common Stock are immediately transferred to the participant and they have no voting rights; (iv) performance units, which represent the right of the participant to receive a share of Common Stock or an amount based on the value of a share of Common Stock, if specified performance goals are met; and/or (v) other stock-based awards that are based on, measured by or payable in shares of Common Stock to anyone eligible to participate in the Omnibus Plan, on such terms and conditions as the Compensation Committee deems appropriate. Under the Omnibus Plan, the number of shares of Common Stock subject to each award, the period of its exercisability and any restrictions imposed on the award are based on competitive market practices, Company performance, and the performance of the participant receiving the award. The Board recommends, in its discretion, the form, number, and terms of equity based awards, and the full Board of Directors approves the awards.

In August 2013, the Compensation Committee recommended and the Board of Directors approved the grant of stock options to Messrs. Dulude, Rychlak and Kuta based upon the totals of previous awards and each executive officer’s performance. The stock options expire ten years from the date of grant, vest annually over a four-year period and have an exercise price of $0.98 per share. These awards were as follows:

Named Executive Officer	Number of Options Awarded
Marc L. Dulude	278,550
Lawrence Rychlak	139,275
John Kuta	46,425

The following table sets forth certain information about options under the Company’s equity compensation plans that remain unexercised at June 30, 2014. As of that date, no other forms of equity awards were outstanding.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)		Option Expiration Date
Marc L. Dulude(2)	557,100 278,550 278,550	-0- -0- -0-	$ $ $	0.70 0.80 0.98	5/10/2021 5/21/2022 8/21/2023

Lawrence Rychlak	100,000 100,000 50,000 100,000 278,550 139,275 139,275	-0- -0- -0- -0- -0- -0- -0-	$ $ $ $ $ $ $	0.50 1.05 1.71 0.84 0.70 0.80 0.98	5/9/2015 10/20/2015 9/29/2016 10/29/2017 5/10/2021 5/21/2022 8/21/2023

John Kuta	46,425	-0-		$0.70	5/10/2021
	46,425	-0-		$0.80	5/21/2022
	46,425	-0-		$0.98	8/21/2023

(1)	The changes in ownership that resulted from the Tender Offer and the related transactions constituted a change of control under the Company’s existing equity compensation plans, resulting in the acceleration of the vesting terms of the Company’s outstanding stock options as of the expiration of the Tender Offer.
(2)	Mr. Dulude exercised all of his outstanding options on November 3, 2014.

Retirement Benefits

The Company has a defined contribution savings plan under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). The 401(k) Plan is a defined contribution plan, which covers substantially all U.S.-based employees of the Company, or its wholly-owned subsidiaries, who have completed three months of service. Participants may elect a pre-tax payroll deduction up to $17,500 (if under age 50), or $23,000 (if age 50 or older by December 31st of any calendar year). The 401(k) Plan provides that the Company will match 100% of the participant salary deferrals up to 3% of a participant’s compensation and 50% of the next 2% of a participant’s compensation, or a total possible maximum matching contribution of 4% of a participant’s compensation, for all participants. The Company may also make discretionary profit-sharing contributions to the 401(k) Plan for all participants who are employed on the last day of the plan year but has not done so for the plan year ended December 31, 2014.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires directors and executive officers of the Company and each person who beneficially owns more than ten percent of the outstanding shares of Common Stock to file with the SEC an initial report of beneficial ownership on Form 3 and reports with respect to subsequent changes in beneficial ownership of such securities on Form 4 or Form 5. To the Company’s knowledge, based solely upon the review of the copies of such reports furnished to the Company, these persons timely filed all reports required by Section 16(a) during the fiscal year ended June 30, 2014.

AUDIT COMMITTEE REPORT

The directors who constituted the Audit Committee at the time the Company’s audited financial statements for the year ended June 30, 2014 were filed with the Company’s Annual Report on Form 10-K for the year then ended (i) reviewed and discussed with management the audited financial statements of the Company and its subsidiaries for fiscal year ended June 30, 2014, (ii) discussed with Stegman & Company, the Company’s independent registered public accounting firm (“Stegman”), the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, and (iii) received the written disclosures and the letter from Stegman required by applicable requirements of the PCAOB regarding Stegman’s communications with the Audit Committee concerning independence, and has discussed Stegman’s independence with them. Based on the foregoing review and discussions, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements for the fiscal year ended June 30, 2014 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 for filing with the SEC.

AUDIT COMMITTEE

Charlie Yie, Chair
Peter H. Kamin

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stegman & Company audited the Company’s consolidated financial statements for the years ended June 30, 2014 and 2013, and the Audit Committee has again selected the firm of Stegman & Company (“Stegman”) to serve as the Company’s independent registered public accounting firm for fiscal year 2015. Representatives of Stegman are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

ACCOUNTING FEES AND SERVICES

The following is a description of the fees billed to the Company during the fiscal years ended June 30, 2014 and 2013 by Stegman.

Audit Fees

Audit fees include fees paid to Stegman in connection with the annual audit of the Company’s consolidated financial statements and the review of interim financial statements. Audit fees also include fees for services performed by Stegman that are closely related to the audit and in many cases could only be provided by Stegman. Such services include consents related to SEC and other regulatory filings. The aggregate audit fees billed or expected to be billed to the Company by Stegman for the years ended June 30, 2014 and 2013 totaled $153,000 and $163,000, respectively.

Audit Related Fees

Audit related fees include fees paid to Stegman for due diligence services related to accounting consultations, internal control reviews, and employee benefit plan audits. There were not audit related fees billed or expected to be billed to us by Stegman for the years ended June 30, 2014 and 2013.

Tax Fees

Tax fees include fees paid to Stegman for corporate tax compliance, counsel and advisory services. The aggregate tax fees billed or expected to be billed to the Company by Stegman for the years ended June 30, 2014 and 2013 totaled $42,000 and $40,000, respectively.

All Other Fees

There were no other services provided to the Company by Stegman during the years ended June 30, 2014 or 2013.

Approval of Independent Auditor Services and Fees

Until November 3, 2014, the Board’s Audit Committee reviewed all fees charged by our independent registered public accounting firm, and actively monitored the relationship between audit and non-audit services provided. The Audit Committee was required to pre-approve all audit and non-audit services provided by our independent registered public accounting firm and fees charged, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. As discussed elsewhere in this proxy statement, the Audit Committee functions are now handled by the full Board of Directors. All of the services described above performed by Stegman were pre-approved by the Audit Committee, and none of the fees described above were paid to Stegman pursuant to the “de minimis” exception to the foregoing pre-approval policy.

The Audit Committee considered the nature and amount of fees billed by Stegman, and believed that the provision of services for activities unrelated to the audit is compatible with maintaining Stegman’s independence, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company and its subsidiaries have adopted policies and procedures to ensure that related party transactions are reviewed for potential conflicts of interest and that related party transactions are disclosed in SEC reports as and when required by applicable securities laws and regulations. The term “related party transaction” is generally defined as any transaction (or series of related transactions) in which the Company is a participant and the amount involved exceeds the lesser of (i) $120,000 or (ii) one percent of the Company’s average total assets at year end for the last two completed fiscal years, and in which any director, director nominee, or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons will have a direct or indirect interest. The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to the Company. Every related party transaction is reviewed by the Company’s Chief Financial Officer and is disclosed to and reviewed by the Board of Directors and is documented in the Corporate minutes. In addition to the Board’s general duties of care and loyalty, the General Corporation Law of the State of Delaware requires the Board to review and approve loans that the Company makes to employees and officers to ensure that such loans will benefit the Company.

In the Tender Offer, the Company purchased a total of 25,232,682 shares of Common Stock that were tendered by RWWI Holdings, LLC for a total of $30,279,218. RWWI Holdings, LLC is majority-owned by funds associated with Ampersand Capital, a private equity firm located in Wellesley, Massachusetts (“Ampersand”). Richard A. Charpie, who served as a director of the Company until November 3, 2014, serves as the Managing Partner of Ampersand, Charles D. Yie, who also served as a director of the Company until November 3, 2014, serves as a Senior Advisor of Ampersand and Marc L. Dulude, who served a director and as Chief Executive Officer of the Company until November 3, 2014, serves as an Operating Partner of Ampersand.

OTHER MATTERS

The Board of Directors is not aware of any other matter which may be presented for action at the 2014 Annual Meeting of Stockholders, but should any other matter requiring a vote of the stockholders arise at the 2014 Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies, such discretionary authority to do so being included in the proxy.

As a matter of policy, the Company will afford confidentiality to the votes of individual stockholders, whether submitted by proxy or ballot, except in limited circumstances, including any contested election, or as may be necessary to meet legal requirements. The Company will retain a tabulator to receive and tabulate the proxies and ballots and an inspector of election to certify the results. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting, who will also determine whether or not a quorum is present.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Any stockholder desiring to present a proposal pursuant to Rule 14a-8 of the Exchange Act to be included in the definitive proxy statement and voted on by the stockholders at the next Annual Meeting of Stockholders must submit a written proposal, including all supporting information, to the Company at its principal executive offices no later than August 8, 2015 (120 days before the date of the anticipated mailing based on this year’s proxy statement date), and must meet all other requirements for inclusion in the proxy statement. As provided in Section 5 of Article III of the Company’s Bylaws, if a stockholder intends to (i) present a proposal to be considered at the next annual meeting of stockholders but does not seek inclusion of the proposal in the Company’s proxy statement for that meeting or (ii) nominate a person for election as a director at the next annual meeting of stockholders, then notice of such proposal or nomination, together with all information required by Section 5(b) or Section 5(c), respectively, of Article III of the Company’s Bylaws, must be received by the Secretary of the Company at its principal executive offices no earlier than the close of business on November 4, 2015 (90 days before the date of the anticipated mailing based on this year’s annual meeting date) and no later than the close of business on December 4, 2014 (60 days before the date of the anticipated mailing based on this year’s annual meeting date). A copy of Section 5 of Article III of the Bylaws may be obtained, without charge, from the Company’s Secretary upon request or from the Company’s filings with the SEC. Additional time constraints are applicable where the date of the anticipated annual meeting is changed. Proposals and nominations received by the Company outside of these timelines will be considered untimely and, in such case, the proxies will be authorized to exercise discretionary authority with respect to the proposal or nomination.

FINANCIAL STATEMENTS

A copy of the Annual Report of Rand Worldwide, Inc. on Form 10-K for the year ended June 30, 2014, which contains audited financial statements for the year ended June 30, 2014, accompanies this proxy statement. The Form 10-K may also be obtained without charge by visiting the Company’s website at http://annualmeeting.rand.com or upon written request to the Corporate Secretary, Rand Worldwide, Inc., 11201 Dolfield Boulevard, Suite 112, Owings Mills, Maryland 21117.

By Order of the Board of Directors,

John Kuta

Secretary

Baltimore, Maryland

December 30, 2014

To the extent the rules and regulations adopted by the SEC state that certain information included in this proxy statement is not deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, such information shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act.

ANNUAL MEETING OF SHAREHOLDERS OF RAND WORLDWIDE, INC. February 2, 2015 Important Notice Regarding the Availability of Proxy Materials For the Stockholder Meeting to be Held on February 2, 2015: This form of Proxy, the related Proxy Statement, and Rand Worldwide, Inc.’s Annual Report on Form 10-K are available at http://annualmeeting.rand.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS: 1. Election of Directors: O Peter H. Kamin O Philip B. Livingston O Lawrence Rychlak O David Schneider This proxy when properly executed will be voted as directed or, if no direction is given, will be voted for all nominees. Whether or not you expect to attend the meeting, please complete, date, sign, and mail the accompanying form of proxy to the company as promptly as possible in the enclosed envelope. No postage is required for mailing in the United States. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- Please detach along perforated line and mail in the envelope provided. ---------------- 20400000000000000000 4 020215 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

14475 RAND WORLDWIDE, INC. 11201 DOLFIELD BLVD., SUITE 112 OWINGS MILLS, MD 21117 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Lawrence Rychlak and John Kuta as proxies, each with full power of substitution, to vote as designated on the reverse side, all the shares the undersigned is entitled to vote at the the Annual Meeting of Stockholders of Rand Worldwide, Inc. (the “Company”) will be held at the Company’s offices located at 11201 Dolfield Blvd., Suite 112, Owings Mills, MD 21117 on Monday, February 2, 2015 at 10:00 a.m., local time, for the following purposes (Continued and to be signed on the reverse side)